UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2014

Bluerock Residential Growth REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54946	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor New York, NY 10019
(Address of principal executive offices)

(212) 843-1601
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07       Submission of Matters to a Vote of Security Holders.

Bluerock Residential Growth REIT, Inc. (the “Company”) held its annual meeting of stockholders on August 6, 2014. The following proposals were set forth in the Company’s Proxy Statement dated June 20, 2014, which was filed with the Securities and Exchange Commission pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. For more information on these proposals, see the Company’s Proxy Statement, the relevant portions of which are incorporated herein by reference.

Below are the final voting results. As of the record date, June 5, 2014, there were 5,556,632.740 shares of the Company’s common stock entitled to vote at the annual meeting. Represented at the meeting in person or by proxy were 4,972,951.337 shares of the Company’s common stock, representing 89.50% of the total shares of the Company’s common stock entitled to vote at the meeting.

(1)	The following five persons were elected to serve as directors of the Company:

Nominee	For	Withheld	Broker Non-Votes
R. Ramin Kamfar	2,709,435.798	109,669.539	2,153,846.000
Gary T. Kachadurian	2,712,307.543	106,797.794	2,153,846.000
Brian D. Bailey	2,714,106.011	104,999.326	2,153,846.000
I. Bobby Majumder	2,717,792.011	101,313.326	2,153,846.000
Romano Tio	2,713,710.930	105,394.407	2,153,846.000

(2)	Advisory vote on the 2014 compensation of the Company’s named executive officers as disclosed in the Proxy Statement:

For	2,555,602.205
Against	172,087.945
Abstain	91,415.187
Broker Non-Votes	2,153,846.000

(3)	Advisory vote on the frequency of advisory votes on the Company's executive compensation:

Every 1 Year	493,277.891
Every 2 Years	133,674.623
Every 3 Years	2,117,260.387
Abstain	74,892.44
Broker Non-Votes	2,153,846.000

(4)	The stockholders ratified BDO USA, LLP as the Company’s independent registered public accounting firm for 2014:

For	4,880,353.574
Against	24,554.304
Abstain	68,043.459

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL growth reit, INC.

Dated: August 7, 2014	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Accounting Officer and Treasurer